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                                 EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is made as of April 30, 1998 between Hach Company, a Delaware corporation (the "Company"), and Mark Stephenson (the "Executive").

                                  R E C I T A L S

     A. Company is a major manufacturer and distributor of laboratory instruments, process analyzers, test kits and chemical reagents primarily used to analyze the chemical content and other properties of water.

     B. Company and Environmental Test Systems, Inc., an Indiana corporation), have entered into an Agreement and Plan of Merger ("Merger Agreement") dated January 21, 1998, as amended as of February 26, 1998, pursuant to which Environmental Test Systems, Inc. will merge into a wholly-owned subsidiary of the Company (the "Merger") with the surviving company being a wholly owned subsidiary of the Company with its name changed to "Environmental Test Systems, Inc." As used herein "ETS" shall mean both Environmental Test Systems, Inc. prior to the Merger and the surviving corporation in the Merger.

     C. Executive has served as the President of ETS, and the Company wishes to employ Executive from and after the closing of the Merger as a Vice-President of the Company and to work for Company and ETS, upon the terms and conditions set forth in this Agreement.

     D. In the course of his employment, Executive has or will have knowledge of or access to, important trade secrets and confidential information of the Company and ETS and their affiliates.

                            AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

     "AFFILIATE" means any Person which controls, is controlled by, or is under common control with, the Company, and shall include, without limitation, the parent or subsidiary of the Company, if any.

     "AGREEMENT" means this Employment Agreement, as amended from time to time.

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     "BENEFITS" shall have the meaning given it in Section 3.2.

     "BOARD OF DIRECTORS" means the board of directors of the Company.

     "CONFIDENTIAL INFORMATION" means any and all:

     (a) trade secrets concerning the business and affairs of the Company and its Affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is a trade secret within the meaning of applicable Colorado and Indiana trade secret law; and

     (b) information concerning the business and affairs of the Company and its Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

     (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company and its Affiliates containing or based, in whole or in part, on any information included in the foregoing.

     "DISABILITY" shall have the meaning given it in Section 6.2.

     "EFFECTIVE DATE" means the date stated in the first paragraph of the Agreement.

     "EMPLOYEE INVENTION" means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company and its Affiliates, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Company or its Affiliates, that is based upon or uses Confidential Information.

     "EMPLOYMENT PERIOD" means the term of the Executive's employment under this Agreement.

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     "FOR CAUSE" shall have the meaning given it in Section 6.3.

     "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

     "POST-EMPLOYMENT PERIOD" shall have the meaning given it in Section 8.2.

     "PROPRIETARY ITEMS" shall have the meaning given it in Section
7.2(a)(iv).

     "SALARY" shall have the meaning given it in Section 3.1.

2.   EMPLOYMENT TERMS AND DUTIES

     2.1  EMPLOYMENT

     The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

     2.2  TERM

     (a) INITIAL TERM. Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will be for the period from the Effective Date through April 30, 2001, unless renewed in accordance with the provisions of Section 2.2(b).

     (b) RENEWAL. Subject to the provisions of Section 6, in the event the term of this Agreement ends on April 30, 2001, and Executive continues in the employment of the Company to that date without any of the events set forth in
Section 6.1 having previously occurred, the term of this Agreement shall automatically be extended for an additional one year period (and thereafter, annually for successive additional one year periods) commencing May 1, 2001 (and each May 1 thereafter) unless either party gives the other written notice of his or its intent not to renew by December 1, 2000 (and annually, by any December 1 thereafter).

     2.3  DUTIES

     The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chief Executive Officer of the Company, and will initially serve as a Vice-President of the Company and President of ETS. At all times during the term hereof, Executive shall be employed in an executive position with the Company. The Executive acknowledges that he may be assigned to provide services to or on behalf of the Company's Affiliates as part of his duties under this Agreement. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Company and its

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Affiliates, will use his best efforts to promote the success of the business of the Company and its Affiliates, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Company and its Affiliates. If the Executive is elected as a director of the Company or as a director or officer of any of its Affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

3.   COMPENSATION

     3.1  SALARY.

     The Executive will be paid an annual salary (the "Salary") during the term of this Agreement of $155,000.00 which shall be prorated for the period between the date of this Agreement and April 30, 1998. The Company by action of its Board of Directors reserves the right to increase, but not decrease, the Executive's Salary during the Term of this Agreement. The Salary will be payable in equal periodic installments according to the Company's customary payroll practices. In the event the term of the Agreement is renewed beyond April 30, 2001, the Company and Executive will negotiate in good faith with respect to an annual salary for the renewal terms.

     3.2 BENEFITS. The Executive will, during the Employment Period, be permitted to participate in such stock option, pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time, to the extent the Executive is and remains eligible under the terms of those plans (collectively, the "Benefits").

4.   EXPENSES

     (a) The Company will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Company or its Affiliates in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Company's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports prior to reimbursement with respect to such expenses in accordance with the Company's policies.

     (b) The Company will pay for or reimburse Executive for all reasonable costs of moving his residence from Elkhart, Indiana to Loveland, Colorado.

5.   VACATIONS AND HOLIDAYS

     The Executive will be entitled to a paid vacation each year in accordance with the vacation policies of the Company in effect for its executive officers from time to time with seniority credit being given toward vacation eligibility for all years of service with ETS but without credit for accumulated vacation days not taken while employed by ETS. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board or Chief Executive

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Officer.  The Executive will also be entitled to the paid holidays set forth in the Company's policies.

6.   TERMINATION

     6.1  EVENTS OF TERMINATION

     Notwithstanding anything in this Agreement to the contrary, the term of Executive's employment under this Agreement, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Company, will terminate (except as otherwise provided in this Section 6):

     (a)  upon the death of the Executive;

     (b) upon the disability of the Executive (as defined in Section 6.2) on the tenth (10) day following notice from either party to the other; or

     (c)  for cause (as defined in Section 6.3).

     6.2  DEFINITION OF DISABILITY

     For purposes of Section 6.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for 90 consecutive days, or 120 days during any twelve month period, as determined in accordance with this Section 6.2. Prior to the tenth (10th) day after he receives notice from the Company that it is terminating this Agreement due to the disability of the Executive, the Executive may notify the Company in writing that he disputes the Company's assertion of his disability. In such event, the disability of the Executive will be determined by a licensed medical doctor selected by the Company and reasonably acceptable to the Executive. If the Company and the Executive cannot agree on the selection of a medical doctor within ten (10) days of Executive's notice of dispute, each of them will promptly select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this
Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

     6.3  DEFINITION OF "FOR CAUSE"

     For purposes of Section 6.1, the phrase "for cause" means: (a) the breach of a material provision of this Agreement by the Executive which continues uncured for 10 days after receipt

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by the Executive of written notice of such breach from the Company; (b) the
Executive's failure to comply with or adhere to any written policy of the Company or its Affiliates which failure continues for 10 days after receipt by the Executive of written notice from the Company which specifically identifies such failure; (c) the appropriation (or attempted appropriation) of a business opportunity of the Company or its Affiliates, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company or its Affiliates; (d) the misappropriation (or attempted misappropriation) of any of the funds or property of the Company or its Affiliates; (e) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, Executive's commission of any criminal offense which involves dishonesty or breach of trust; or (f) any willful conduct by the Executive which is demonstrably and materially injurious to the reputation of the Company or its Affiliates. The termination of the Executive's employment hereunder shall not be deemed "for cause" unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to and an opportunity for the Executive to be heard before the Board with representation by counsel if Executive so desires), finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth in any one or more of clauses (a) through (f) above.

     6.4  TERMINATION PAY

     Effective upon the termination of this Agreement, the Company will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 6.4, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Company and its Affiliates. For purposes of this Section 6.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Company from time to time or, if the Executive fails to give notice to the Company of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Company will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

     (a) TERMINATION BY THE COMPANY FOR CAUSE. If the Company terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective without prejudice as to the Company's rights to pursue any other remedy available to it at law or in equity.

     (b) TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under
Section 6.2, the Company will pay the Executive his Salary through the remainder of the calendar month during which such termination


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is effective.  Any bonuses which the Executive would have become entitled to for the fiscal year in which termination occurs, shall when determined, be prorated and paid to the termination date.

     (c) TERMINATION UPON DEATH. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs. Any bonuses which the Executive would have become entitled to had he lived throughout the full fiscal year under the Company's Officers Bonus Plan when determined for the year in which the Executive's death occurred shall be prorated and paid to the date of death.

     (d) BENEFITS. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination or non-renewal of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

7.   NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

     7.1  ACKNOWLEDGMENTS BY THE EXECUTIVE

     The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive was afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Business, the Company (or, as applicable, its Affiliates) desires to obtain exclusive ownership of each Employee Invention, and the Company (or, as applicable, its Affiliates) may be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Company (or, as applicable, its Affiliates) with exclusive ownership of all Employee Inventions.

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7.2  AGREEMENTS OF THE EXECUTIVE

     In consideration of the compensation and benefits to be paid or provided to the Executive by the Company or its Affiliates under this Agreement, the Executive covenants as follows:

     (a)  CONFIDENTIALITY.

          (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Company (or, as applicable, its Affiliates) or except as otherwise expressly permitted by the terms of this Agreement.

          (ii) Any trade secrets of the Company or its Affiliates will be entitled to all of the protections and benefits under applicable Colorado trade secret law and any other applicable law. If any information that the Company or its Affiliates deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Company or its Affiliates submit proof of the economic value of any trade secret or post a bond or other security.

          (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

          (iv) The Executive will not remove from the premises of the Company (or, as applicable, its Affiliates) (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Company (or, as applicable, its Affiliates)) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Company and its Affiliates and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Company (or, as applicable, its Affiliates). Upon termination of this Agreement by either party, or upon the request of the Company (or, as applicable, its Affiliates) during the Employment Period, the Executive will return to the Company all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

     (b) EMPLOYEE INVENTIONS. Each Employee Invention will belong exclusively to the Company (or, as applicable, its Affiliates). The Executive acknowledges that all of the Executive's writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Company (or, as applicable, its Affiliates), including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such

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works are not works made for hire, the Executive hereby assigns to the
Company (or, as applicable, its Affiliates) all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

          (i) disclose to the Company (or, as applicable, its Affiliates) in writing any Employee Invention;

          (ii) assign to the Company or to a party designated by the Company (or, as applicable, its Affiliates), at the request of the Company (or, as applicable, its Affiliates) and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

          (iii) execute and deliver to the Company (or, as applicable, its Affiliates) such applications, assignments, and other documents as the Company (or, as applicable, its Affiliates) may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

          (iv) sign all other papers necessary to carry out the above obligations; and

          (v) give testimony and render any other assistance but without expense to the Executive in support of the rights of the Company (or, as applicable, its Affiliates) to any Employee Invention.

     7.3  DISPUTES OR CONTROVERSIES

     The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Company (or, as applicable, its Affiliates), the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.   NON-COMPETITION AND NON-INTERFERENCE

     8.1  ACKNOWLEDGMENTS BY THE EXECUTIVE

     The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the business of the Company and its Affiliates is national in scope and its products are marketed throughout the United States; (c) the Company and its Affiliates compete with other businesses that are or could be located in any part of the United States; and
(d) the provisions of this Section 8 are reasonable and necessary to protect the business of the Company and its Affiliates.

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     8.2  COVENANTS OF THE EXECUTIVE

     In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Company and its Affiliates, the Executive covenants that he will not, directly or indirectly:

     (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company or its Affiliates anywhere within the United States; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and, provided further, that this covenant shall not preclude Executive from becoming employed full time in a position with a major public company in a capacity that does not involve participation in any competitive activities which may be carried on as a separate line of business by a division or affiliate of such company.

     (b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Company or its Affiliates, from any person known by the Executive to be a customer of the Company or its Affiliates, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Company or its Affiliates;

     (c) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Company or its Affiliates at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Company or its Affiliates to terminate his employment with the Company; or (ii) at any time during the Employment Period and the Post-Employment Period, interfere with the relationship of the Company or its Affiliates with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Company or its Affiliates; or

     (d) at any time during or after the Employment Period, disparage the Company or its Affiliates or any of their shareholders, directors, officers, employees, or agents.

     For purposes of this Section 8.2, the term "Post-Employment Period" means the twelve month period beginning on the date of termination of the Executive's employment with the Company or its Affiliates.


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     The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant. The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Company, within ten days after accepting any other employment, of the identity of the Executive's employer. The Company or its Affiliates may notify such employer that the Executive is bound by this Agreement and, at its election, may furnish such employer with a copy of this Agreement or relevant portions thereof.

     Notwithstanding the other provisions of this Section 8.2, Executive may, during the Employment Period and during the Post-Employment Period, continue to own a minority ownership interest in Serim Research Corporation.

9.   GENERAL PROVISIONS

     9.1  INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

     The Executive acknowledges that the injury that would be suffered by the Company or its Affiliates as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Company or its Affiliates for such a breach would be an inadequate remedy. Consequently, the Company and its Affiliates will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and none of the Company or its Affiliates will be obligated to post bond or other security in seeking such relief. Without limiting the rights of the Company or its Affiliates under this Section 9 or any other remedies of the Company, if the Executive breaches any of the provisions of Section 7 or 8, the Company (and its Affiliates, as applicable) will have the right to cease making any payments otherwise due to the Executive under this Agreement.

     9.2  COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT
          COVENANTS

     The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Company would not have entered into this Agreement or employed or continued the employment of the Executive.

     The Executive's covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Company under this Agreement or otherwise, will not excuse the Executive's breach of any covenant in Section 7 or 8.

     If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

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     9.3  OBLIGATIONS CONTINGENT ON PERFORMANCE

     The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

     9.4  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     9.5  BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

     The Company may assign this Agreement to an Affiliate only with the prior written consent of the Executive. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be assigned or delegated.

     9.6  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):


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

If to Company:                Hach Company
                              5600 Lindbergh Drive
                              Loveland, Colorado 80538
                              Attention: Gary R. Dreher
                              Facsimile No.: (970) 962-6709



     With a copy (which       McBride Baker & Coles
     shall not constitute     500 West Madison Street
     notice) to:              40th Floor
                              Chicago, Illinois  60661
                              Attention:     Robert O. Case
                              Facsimile No.: (312) 993-9350


If to the Executive:          Mark Stephenson
     Office:                  Environmental Test Systems, Inc.
                              23575 County Road 106
                              P. O. Box 4659
                              Elkhart, IN 46514-0659
                              Facsimile No.: (219) 262-2495


     with a copy (which       William R. Neale, Esq.
     shall not constitute     Krieg, DeVault, Alexander & Capehart
               notice) to:    One Indiana Square, Suite 2800
                              Indianapolis, IN  46204-2017
                              Facsimile No. (317) 636-1507


     9.7  ENTIRE AGREEMENT; AMENDMENTS

     This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

     9.8  GOVERNING LAW

     This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

          9.9    JURISDICTION

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against either of the parties exclusively in the federal and state courts located in the State of Colorado and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

     9.10  SECTION HEADINGS; CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     9.11  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     9.12  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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

     9.13  WAIVER OF JURY TRIAL

     THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

          9.14    EFFECTIVENESS

     This Agreement is binding upon the parties as of the date of its execution but it shall become effective only as of the Effective Time of the Merger (as defined in the Merger Agreement.) If the Merger does not occur, this Agreement shall be treated as being null and void.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                              HACH COMPANY


                              By: /s/ Bruce J. Hach
                                  -----------------------
                              Its: President


                              /s/ Mark Stephenson
                             --------------------
                              Mark Stephenson


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